UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2007

CALIFORNIA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#260, 600 – 6th Avenue SW, Calgary, AB, T2P 0S5

(Address of principal executive offices and Zip Code)

403-261-1965

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On November 20, 2007, we granted stock options to directors, officers and consultants of our company to purchase up to an aggregate of 2,500,000 shares of our common stock at an exercise price of $0.40 per share, exercisable until November 20, 2012. These options will vest as to 33% on the date of grant, 33% six months after the date of grant and the balance on the one year anniversary of the date of grant. We issued these stock options to four (4) persons that are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to one (1) U.S. resident relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. Three of the four persons that are not U.S. persons are directors or executive officers of our company, while the fourth person is a consultant to our company. The one U.S. person is a director of our company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, our board of directors adopted our 2007 Nonqualified Stock Option Plan, the purpose of which is to encourage and enable our directors, officers and consultants to acquire a proprietary interest, or increase their proprietary interest, in our company. The 2007 Nonqualified Stock Option Plan provides for the grant of options to purchase up to 4,000,000 shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

4.1	2007 Nonqualified Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA OIL & GAS CORPORATION

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: November 26, 2007

CW1541260.2